Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350

In connection with the Annual Report of MyGO Games Holding Co. (the “Company”) on Form 10-K for the period ending August 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, G. Jonathan Pina, Chief Executive Officer and Chief Financial Officer of the Company, certify, to my knowledge that:

(i)   the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

MYGO GAMES HOLDING CO.

/s/ G. Jonathan Pina
G. Jonathan Pina
Chief Executive Officer, Chief Financial Officer, Treasurer, Director

Date:   December 15, 2014